COGENTRIX AMENDMENT TO AMENDED AND RESTATED LIMITED
             PARTNERSHIP AGREEMENT OF INDIANTOWN COGENERATION, L.P.


This AMENDMENT TO AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT dated as of August 10, 1998 (this "Amendment"), is made and entered into by and among PALM POWER CORPORATION, a Delaware corporation ("Palm"), TOYAN ENTERPRISES, a California corporation ("Toyan"), and TIFD III-Y INC., a Delaware corporation ("TIFD," and collectively with Palm and Toyan, the "Partners").

WHEREAS,  the Partners are parties to that certain Amended and Restated  Limited
Partnership   Agreement  dated  as  of  September  30,  1992  (the  "Partnership
Agreement"); and

WHEREAS, the Partners are partners in a Delaware limited partnership known as INDIANTOWN COGENERATION, L.P. (the "Partnership") formed under the Partnership Agreement for the purposes described therein; and

WHEREAS, Bechtel Generating Company, Inc. ("BGCI") owns all of the capital stock of Palm; and WHEREAS, pursuant to that certain Purchase Agreement dated as of March 6, 1998 by and between BGCI and Cogentrix Energy, Inc. ("Cogentrix"), as amended (the "Purchase Agreement"), BGCI has agreed to sell, and Cogentrix has agreed to purchase and accept through an indirect wholly owned subsidiary that has not yet been formed, all of the capital stock of Palm subject to the terms and conditions set forth in the Purchase Agreement (such sale, the "Proposed Sale"); and

WHEREAS, Toyan intends, through a series of related transfers, to transfer its BOC Partner Rights and a portion of its Interest in the Partnership (together, the "DCC XII Transfer") to a new partnership (the "Indiantown Project Investment Partnership") that will initially have Toyan as its sole general partner and DCC Project Finance Twelve, Inc., a wholly-owned subsidiary of Dana Commercial Credit Corporation, as its sole limited partner; and

WHEREAS, in connection with the DCC XII Transfer, the Partners may enter into an amendment to the Partnership Agreement (the "DCC XII Amendment"), portions of which shall be effective only upon the formation of the Indiantown Project Investment Partnership, the execution of the DCC XII Amendment and the closing of the DCC XII Transfer, all as and to the extent set forth in the DCC XII Amendment; and

WHEREAS, the Partners desire to amend the Partnership Agreement in certain respects in connection with the Proposed Sale;

NOW THEREFORE in consideration of the premises and of the mutual covenants and agreements herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partners intending to be legally bound, hereby agree as follows:

Amendments to the Partnership Agreement. Effective as of the time when the Proposed Sale shall have closed, and without regard to whether any portion of the DCC XII Amendment is then effective or ever will become effective, the Partnership Agreement shall be amended as follows: Section 1.7 is hereby amended to include the following terms:

               ""PG&E Corp." means (i) PG&E Corporation, a California corporation, (ii) any corporation that succeeds to substantially all the assets and liabilities of PG&E Corporation and (iii) any Person who directly or indirectly owns at least 80% of the voting stock of a corporation described in clause (i) or (ii).""

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               ""Cogentrix"  means (i) Cogentrix Energy,  Inc., a North Carolina corporation, (ii) any corporation that succeeds to substantially all the assets and liabilities of Cogentrix Energy, Inc. and (iii) any Person who directly or indirectly owns at least 80% of the voting stock of a corporation described in clause (i) or (ii).""

               ""PG&E  Corp.-Cogentrix  Affiliate"  means (i) any partnership in which Persons directly or indirectly wholly owned by PG&E Corp., Cogentrix or both are general partners with the unrestricted collective voting power sufficient in and of itself to direct the management and policies of such partnership (other than specified matters for which the approval of other partners may be required),
          (ii) any corporation more than 50% of the voting stock of which is owned collectively or individually by Persons directly or indirectly wholly owned by PG&E Corp., Cogentrix or both, which Persons have the unrestricted collective voting power sufficient in and of itself to direct the management and policies of such corporation (other than specified matters for which the approval of other shareholders may be required), or (iii) any Person directly or indirectly wholly owned by a Person described in clause (i) or (ii)."

Section  6.1(b)  shall be amended to delete the names Joseph P. Kearney and John
R. Cooper, and to reflect that Palm's representatives on the Board of Control shall be Thomas J. Bonner and Thomas F. Schwartz.

Section 6.9(a) shall be amended and restated in its entirety as follows:

               "6.9 Dispute Resolution. (a) The "Dispute Resolution Committee" shall consist of the persons holding the following offices: (i) the president of Cogentrix; (ii) the president of U.S. Gen. Power Group LLC; and (iii) the president of GE Capital Services Structured Finance Group, Inc. Any entity represented on the Dispute Resolution Committee may substitute a person having authority greater than or equal to the authority of the persons holding the offices designated in this
          Section 6.9(a). Any member of the Dispute Resolution Committee may bring one or more colleagues knowledgeable about the Project to any meeting of the Dispute Resolution Committee, but no such colleague may serve or vote as a member of the Dispute Resolution Committee unless such colleague's authority is greater than or equal to the authority of the person holding the office designated in this Section 6.9(a)."

Section 7.1(a)(1) shall be amended and restated in its entirety as follows:

               "(1) in whole or in part, to (A) a corporation at least 80% of the voting stock of which is owned by such Partner, (B) a corporation which owns at least 80% of the voting stock of such Partner, (C) a corporation at least 80% of the voting stock of which is owned directly or indirectly by Persons which collectively own, directly or indirectly, 80% of the voting stock of such Partner, (D) a corporation into which such Partner shall merge or with which it shall consolidate or to which it shall sell all or substantially all of its assets, if after such merger, consolidation or sale, at least 80% of the voting stock of such continuing corporation is owned directly or indirectly by Persons which held (immediately prior to such transaction), directly or indirectly, at least 80% of the voting stock of such Partner or (E) a PG&E Corp.-Cogentrix Affiliate."

Section 7.1(a)(3) shall be amended and restated in its entirety as follows:

               "(3) in whole or in part to a limited partnership in which such Partner, a corporation having a relationship to such Partner described in Section 7.1 (a) (2) above or a PG&E Corp.-Cogentrix Affiliate is the sole general partner; but only if (A) the sale or other disposition of limited partnership interests and admission of limited partners in such partnership prior to or at the time of such Transfer shall have complied with the conditions and restrictions set forth in
          Section 9.1 (whether or not such partnership was a Partner at the time of such disposition), (B) the partnership agreement for such partnership complies with Section 9.2 and (C) the limited partners in such partnership do not have the right to participate in the appointment or removal of, or in the formulation of instructions given to, such partnership's representatives, if any, on the Board of Control."

Section 8.3(b)(1) shall be amended and restated in its entirety as follows:

               "(1)  Assignments  by Limited  Partners.  A Limited  Partner  may
          Assign all or a portion of its Limited  Partner  Interest  only (x) to
          (A) a corporation at least 80% of the voting stock of which is owned by the Limited Partner, (B) a corporation which owns at least 80% of the voting stock of such Limited Partner, (C) a corporation at least 80% of the voting stock of which is owned by Persons which collectively own, directly or indirectly, at least 80% of the voting stock of such Limited Partner, (D) a corporation into which such Limited Partner shall merge or with which it shall consolidate or to which it shall sell all or substantially all of its assets, if after such merger, consolidation or sale, at least 80% of the voting stock of such continuing corporation is owned directly or indirectly by Persons which collectively owned (immediately prior to such transaction), directly or indirectly, at least 80% of the voting stock of such Limited Partner, or (E) a PG&E Corp.-Cogentrix Affiliate, or
          (y) to a transferee whose identity has been approved by the Board of Control, which approval shall not be unreasonably withheld; provided, however, that such approval may be in the form of a list of permitted transferees pre-approved from time to time by action of the Board of Control, such list to be kept with the records of the Partnership; and in each case only if:"

Section 9.1(b) shall be amended and restated in its entirety as follows:

               "(b) A Second Tier Owner may Transfer all or a portion of its Second Tier Interest only to (x) (1) a corporation at least 80% of the voting stock of which is owned by the Second Tier Owner, (2) a corporation which owns at least 80% of the voting stock of such Second Tier Owner, (3) a corporation at least 80% of the voting stock of which is owned by Persons which collectively own, directly or indirectly, at least 80% of the voting stock of such Second Tier Owner, (4) a corporation

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          into which such  Second  Tier owner shall merge or with which it shall consolidate or to which it shall sell all or substantially all of its assets, if after such merger, consolidation or sale, at least 80% of the voting stock of such continuing corporation is owned directly or indirectly by Persons which collectively owned (immediately prior to such transaction), directly or indirectly, at least 80% of the voting stock of such Second Tier Owner, or (5) a PG&E Corp.-Cogentrix Affiliate, or (y) any Person whose identity has been approved in advance by the Board of Control, which approval shall not be unreasonably withheld; provided, however, that such approval may be in the form of a list of permitted transferees pre-approved from time to time by action of the Board of Control, such list to be kept with the records of the Partnership; and in each case only if,"

Section 11.4 shall be amended to delete the notice address of U.S. Generating Company and to reflect that copies of notices sent to Palm shall be sent to:

                      Palm Power Corporation
                      c/o Cogentrix Energy, Inc.
                      9405 Arrowpoint Blvd.
                      Charlotte, NC  28273
                      Attn:  Senior Vice President - Finance and Treasurer

with a copy to:

                      Cogentrix Energy, Inc.
                      9405 Arrowpoint Blvd.
                      Charlotte, NC  28273
                      Attn:  General Counsel

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     Board of Control Consent.  The Board of Control of the Partnership shall be deemed to have consented to the sale of the capital stock of Palm to Buyer and the other transactions contemplated by the Purchase Agreement.

     Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any other applicable conflict of law provisions.

     Amendments. This Amendment may not be amended, altered, modified or revoked without the prior written consent of both parties.

     Headings. All headings in this Amendment are included only for convenience and ease of reference and shall not be considered in the construction and interpretation of any provision hereof.

     Further Obligations. Each of the parties hereto agrees to execute all other agreements, instruments and documents and to perform all further acts which may be necessary to consummate the transactions contemplated herein.

     Binding Nature and Benefit. This Amendment shall be binding upon and inure to the benefit of each party hereto and their respective successors and assignors.

     Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original for all purposes, but all of which together shall constitute one and the same instrument.


IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the day and year first above written.

                                         TOYAN ENTERPRISES, a California
                                         corporation



                                         By:    _______________________________
                                         Name:  _______________________________
                                         Title: _______________________________


                                         TIFD III-Y INC., a Delaware corporation



                                         By:    _______________________________
                                         Name:  _______________________________
                                         Title: _______________________________

                                            PALM POWER CORPORATION, a Delaware
                                            corporation



                                         By:    _______________________________
                                         Name:  _______________________________
                                         Title: _______________________________